EXHIBIT 3.3

BYLAWS OF

PATRIOT GOLD CORP.,

a Nevada corporation

As Amended and Restated Effective August 15, 2022

ARTICLE I

MEETINGS OF SHAREHOLDERS

1.                   All meetings of the shareholders of Patriot Gold Corp., a Nevada corporation (the “Corporation”) shall be held at the Corporation’s office, or at any other place determined by the Board of Directors of the Corporation (the “Board”), or by means of any telephonic, electronic or other communication that allows the Corporation to verify the identity of each person participating as a shareholder and all persons participating in the meeting to hear or read the proceedings of the meeting substantially concurrently with such proceedings, as the Board may designate for that purpose from time to time.

2.                   An annual meeting of the shareholders shall be held on the date and at the time as set by the Board, at which time the holders of the outstanding Common Stock and Series A Preferred Stock as if a single class, shall elect by majority vote (with each share of Series A Preferred Stock entitled to 100 votes) the members of the Board pursuant to Article IX of the Corporation’s Articles of Incorporation, as amended from time to time (the “Articles”), and Article III of these Bylaws.

3.                   A notice signed by any Officer of the Corporation or by any person designated by the Board, which sets forth the place of the annual meeting, shall be personally delivered to each of the shareholders of record, or mailed postage prepaid, at the address as appears on the stock book of the Corporation, or if no such address appears in the stock book of the Corporation, to his last known address, at least ten (10) days but not more than sixty (60) days prior to the annual meeting.

When notice is required to be given under any Article of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time of the meeting of the shareholders, shall be deemed equivalent to proper notice.

4.                   A quorum for the transaction of business shall be constituted by no less than a majority of all votes held by the holders of the outstanding Common Stock and Series A Preferred Stock as if a single class (with each share of Series A Preferred Stock entitled to 100 votes), whether present in person or by proxy, regardless of whether the proxy has authority to vote on all matters. Except as set forth in Article III(B)(v), (vi), and (vii) of the Articles, action by the shareholders is approved if the number of votes cast in favor of the action totals no less than a majority of all votes held by the holders of the outstanding Common Stock and Series A Preferred Stock as if a single class (with each share of Series A Preferred Stock entitled to 100 votes).

Except as set forth in Article III(B)(v), (vi), and (vii) of the Articles, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of all votes held by the holders of the outstanding Common Stock and Series A Preferred Stock as if a single class (with each share of Series A Preferred Stock entitled to 100 votes).

1

In no instance where action is authorized by written consent need a meeting of shareholders be called or notice given.

5.                   Nominations of persons for election to the Board, the proposal of other business to be considered by the shareholders at an annual or special meeting of shareholders, and the calling of a special meeting may be made only pursuant to Article IX, Sections B, C, and D of the Articles

6.                   At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after the expiration of six (6) months from the date of its creation unless the shareholder specifies in it the length of time for which it is to continue in force, but no proxy shall be voted on after seven (7) years from its date. Subject to the above, any proxy duly executed that is not revoked shall continue in full force and effect until a written instrument revoking it or a duly executed proxy bearing a later date is filed with the Corporation.

ARTICLE II

STOCK

1.                   Issuance of Certificated or Uncertificated Shares. The Board may authorize the issuance of certificated or uncertificated shares of some or all of the shares of any or all of the Corporation’s classes or series, and shall enter such issuance on the books of the Corporation. The issuance of uncertificated shares has no effect on existing certificates for shares until surrendered to the Corporation, or on the respective rights and obligations of the shareholders. The rights and obligations of shareholders are identical whether or not their shares of stock are represented by certificates.

2.                   Certificated Stock; Facsimile.

a.                   Certificates of stock shall be in a form adopted by the Board and shall be signed manually or by facsimile as permitted by NRS 78.235.

b.                  All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby, with the number of such shares and the date of issue shall be entered on the Corporation’s books.

c.                   All certificates of stock transferred by endorsement thereon shall be surrendered by cancellation and new certificates or uncertificated shares issued to the purchaser or assignee.

d.                  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or uncertificated shares to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation.

3.                   Uncertificated Shares.

a.                   Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement containing the name of the Corporation, that the Corporation is organized under the laws of Nevada, the name of the shareholder, and certifying the number and class (and the designation of the series, if any) of the shares in the Corporation owned by the shareholder.

b.                  At least annually after the notice described in Article II, Section 3(a), the Corporation shall provide to its shareholders of record, a written statement confirming the information contained in the informational statement previously sent pursuant Article II, Section 3(a) of these Bylaws.

2

4.                   Miscellaneous.

a.                   The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

b.                  No stock in the Corporation, of any class or series, shall be issued except subject to and in accordance with the Articles.

c.                   Each holder of Common Stock of the Corporation shall be entitled to one vote for each share of Common Stock in his own name on the books of the Corporation, whether represented in person or by proxy.

d.                  Each holder of Series A Preferred Shares of the Corporation shall be entitled to one hundred (100) votes for each share of Series A Preferred Shares in his own name on the books of the Corporation, whether represented in person or by proxy. Nothwithstanding anything to the contrary herein, all actions by either the Corporation or Board shall be subject to Article III(B)(v), (vi), and (vii) of the Articles, which requires separate written consent of a majority of the holders of the outstanding Series A Preferred Stock for certain actions that would be adverse to or impair the rights of the Series A Preferred Stock.

ARTICLE III

DIRECTORS

1.    The business and affairs of the Corporation shall be managed by or under the direction of the Board.

2.    The authorized number of “Directors” of this Corporation shall consist of at least one (1) person, with the exact number to be established from time to time by resolution of the Board. The Board has exclusive authority and sole power to set the number of directors of the Corporation.

3.    The Board shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of Directors, the number of Directors in each class shall be apportioned as nearly equal as possible and in a manner ensuring that a minimum of one-fourth of the total number of Directors are elected annually. No decrease in the number of Directors shall shorten the term of any incumbent Director.

4.    Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, that; the Directors in office as of the date of adoption of these Bylaws shall continue to serve the terms for which they have been previously elected; provided further, that the term of each Director shall continue until the election and qualification of a successor and be subject to such Director's earlier death, resignation or removal.

5.    Vacancies on the Board by reason of death, resignation or other causes shall be filled exclusively by the remaining Director or Directors choosing a Director or Directors to fill the unexpired term. A Director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such Director shall have been chosen, subject to the election and qualification of a successor and to such Director's earlier death, resignation or removal.

6.    Regular and special meetings of the Board shall be held at the corporate office or at such other place as may be designated for that purpose by the Board. Meetings of the Board may be held in person or by means of any telephonic, electronic or other communication approved by the Board from time to time that allows the Corporation to verify the identity of each person participating as a Director and all Directors participating in the meeting to hear or read the proceedings of the meeting substantially concurrently with such proceedings. Special meetings of the Board for any purpose or purposes may only be called by the chairman of the board, the President, any vice president, the Secretary or any two Directors. A special meeting may be called at any time by giving ten (10) days’ notice to each Director. Special meetings may also be called by execution of the appropriate waiver of notice and called when executed by all Directors. A majority of the Board shall constitute a quorum.

3

7.    The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors.

8.    A resolution, in writing, signed by all of the members of the Board, shall constitute action by the Board to effect therein expressed, with the same force and effect as though such resolution had been passed at a duly convened meeting; and it shall be the duty of the Secretary to record every such resolution in the Minute Book of the Corporation under its proper date and subject to the terms outlined herein.

9.    In addition to the powers and authority hereinbefore granted or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the NRS, the Articles and these Bylaws of the Corporation.

10.    Any or all of the Directors may be removed by not less than two-thirds of all votes held by the holders of the outstanding Common Stock and Series A Preferred Stock as if a single class (with each share of Series A Preferred Stock entitled to 100 votes), subject to the NRS, the Articles and these Bylaws.

11.    A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such Officer, and the acceptance of the resignation shall not be necessary to make it effective.

12.    A Director of the Corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV

OFFICERS

1.    The “Officers” of the Corporation shall consist of a “President”, “Secretary”, “Treasurer”, and such other Officers as shall, from time to time, be elected or appointed by the Board. Any person may hold two or more offices.

2.    The President shall preside at all meetings of the Directors and the shareholders and shall have general charge and control over the affairs of the Corporation subject to the Board. He shall sign or countersign all certificates, contracts and other instruments of the Corporation as authorized by the Board and shall perform all such other duties as are incident to his office or are required by him by the Board.

3.    The Vice President, if any, shall exercise the functions of the President during the absence or disability of the President and shall have such powers and such duties as may be assigned to him, from time to time, by the Board.

4.    The Secretary shall issue notices for all meetings as required by these Bylaws, shall keep a record of the minutes of the proceedings of the meetings of the shareholders and Directors, shall have charge of the corporate books, and shall make such reports and perform such other duties as are incident to his office, or properly required of him by the Board of Directors. He shall be responsible that the Corporation complies with Section 78.105 of the Nevada Revised Statutes and supplies to the Nevada Resident Agent or Registered Office in Nevada, any and all amendments to the Articles and any and all amendments or changes to these Bylaws of the Corporation. In compliance with Section 78.105, he will also supply to the Nevada Resident Agent or Registered Office in Nevada, and maintain, a current statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete Post Office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

4

5.    The Treasurer shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. He shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board, making proper vouchers for such disbursements and shall render to the Board, from time to time, as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall perform all duties incident to his office or which are properly required of him by the Board.

6.    The Registered Agent shall be in charge of the Corporation's registered office in the State of Nevada, upon whom process against the Corporation may be served and shall perform all duties required of him by statute.

7.    The compensation and salaries of all Officers shall be fixed by the Board and may be changed, from time to time, by a majority vote of the Board.

8.    Each of such Officers shall serve for a term of one (1) year or until their successors are chosen and qualified. Officers may be re-elected or appointed for successive annual terms.

9.    The Board may appoint such other officers and agents, as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined, from time to time, by the Board.

10.    Any officer or agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

11.    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term.

ARTICLE V

GOVERNING LAW

Any and all shareholder lawsuits, hearings and arbitration relating to the internal affairs of the Corporation shall be shall be governed by and construed in accordance with the laws of the State of Nevada, and any action arising out of or based on the internal affairs of the Corporation may only be brought in the state or federal courts located in the State of Nevada.

ARTICLE VI

DIVIDENDS

The Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE VII

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

5

ARTICLE VIII

AMENDMENTS

Subject to Article III Section (B) (vii) of the Articles, the Board has exclusive authority and sole power to adopt, make, alter, amend, change, add or repeal the Bylaws of the Corporation.

ARTICLE IX

COMMITTEES

The Board may appoint an Executive Committee, Audit Committee, Option Committee, Compensation Committee or any such other Committee as the Board may determine consisting of such number of members as the Board may designate, consistent with the Articles, these Bylaws and the Nevada Revised Statutes.

ARTICLE X

EXECUTION OF CONTRACTS

Subject to the Articles, and except as otherwise provided in these Bylaws, the Board may authorize any Officer or agent of the Corporation to authorize, enter into and execute any contract, document, agreement or instrument in the name of and on behalf of the Corporation, including without limitation, charter documents. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no Officer, agent or employee shall have any power or authority, except in the ordinary course of business, to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable for any purpose or in any amount. Notwithstanding the foregoing, any material contract or agreement entered into or terminated by the Board on behalf of the Corporation as would require a Form 8-K filing under the Securities Exchange Act of 1934 must be accompanied by a Board Resolution and filed in the Corporate Minute Book at least four (4) days prior to the contract, agreement or termination becoming effective. Failure for the Board to follow this procedure will result in the contract, agreement or termination being null and void.

ARTICLE XI

SHAREHOLDER CLAIMS

In the event that any shareholder initiates or asserts a claim against the Corporation, or any Officer or Director of the Corporation, including any derivative claim or claim purportedly filed on behalf of the Corporation, and the shareholder does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then such shareholder shall be obligated (jointly and severally in the event the claim us brought by more than one shareholder) to reimburse the Corporation and any Officer or Director of the Corporation for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorney’s fees and other litigation expenses) that the Corporation or its Officers or Directors may incur in connection with such claim.

IN WITNESS WHEREOF, the undersigned Secretary does hereby certify that the above and foregoing Amended and Restated Bylaws were duly adopted by the Board of the Corporation on the 15th day of August, 2022.

/s/ Trevor Newton
Trevor Newton, Secretary

6